EXHIBIT 99.1

j2 Global Second Quarter 2004 Revenues Grow 52%
and Pre-Tax Earnings Increase 82% Versus Q2 2003

   Company Raises Top End of Fiscal 2004 Guidance for Revenues,
Earnings Before Taxes Per Share and Earnings Per Share

Los Angeles, July 19, 2004—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported financial results for the second quarter ended June 30, 2004.

SECOND QUARTER 2004 RESULTS

Total revenues for Q2 2004 were $25.8 million, compared to $17.0 million for Q2 2003, a 52% increase.

Earnings before income taxes for Q2 2004 were $11.4 million, compared to $6.2 million for Q2 2003, an 82% increase. Net earnings for Q2 2004 were $7.5 million, compared to $5.9 million in Q2 2003.

Earnings before income taxes per diluted share for Q2 2004 increased to $0.44 compared to $0.25 in Q2 2003. Net earnings per diluted share for Q2 2004 increased to $0.29 compared to $0.24 in Q2 2003.

Q2 2004 net earnings are based upon an approximate 35% annual effective tax rate versus an approximate 5% annual effective tax rate for Q2 2003. The Company continues to anticipate actual cash tax payments for the year to be far less than taxes accrued under generally accepted accounting principles based upon utilization of currently available Net Operating Loss Carry-Forwards (“NOLs”).

Key financial results for the second quarter of 2004 versus the second quarter of 2003 are as follows:

	Q2	Q2
	2004	2003

Revenues	$25.8 million	$17.0 million

Earnings Before Income Taxes	$11.4 million	$6.2 million

Net Earnings	$7.5 million	$5.9 million

Earnings Before Income Taxes Per Diluted Share	$0.44	$0.25

Net Earnings Per Diluted Share	$0.29	$0.24

Free Cash Flow(1)	$11.6 million	$7.1 million

(1)	Net cash provided by operating activities, less purchases of property and equipment.

“During the second quarter, we continued to see strong customer and revenue growth in our paid subscription services,” said Scott Jarus, president of j2 Global. “Also, our base of free customers grew by more than one million subscribers—a historic record—as we launched new marketing relationships in addition to those already in place.”

BUSINESS OUTLOOK

“Our strong revenue growth and successful marketing efforts enabled us to accelerate our sales and marketing spending while delivering against all of our targeted financial results,” said Scott Turicchi, chief financial officer of j2 Global. “We believe these marketing investments will contribute positively to our future growth prospects. As a result of our financial results and our incremental spending on sales and marketing, we are raising the high end of the ranges for our 2004 fiscal year financial estimates.”

Q3 2004 Estimates

For the third quarter of 2004, j2 Global anticipates total revenues to approximate $27.4 million to $27.8 million, earnings before income taxes per diluted share to approximate $0.48, and net earnings per diluted share to approximate $0.31.

Q3
2004

Revenues	$27.4 — $27.8 million

Earnings Before Income Taxes Per Diluted Share(1)	$0.48

Net Earnings Per Diluted Share(1)	$0.31

(1)	Per share guidance is based upon diluted shares of 25,709,879 as of July 15, 2004.

Fiscal Year 2004 Estimates

On February 2, 2004, the Company released the following financial guidance for fiscal year 2004:

	Revised Fiscal	Previous Fiscal
	2004 Guidance	2004 Guidance

Revenues	$100 — $106 million	$100 — $105 million

Earnings Before Income Taxes Per Diluted Share(1)	$1.65 — $1.83	$1.65 — $1.75

Net Earnings Per Diluted Share(1)	$1.00 — $1.18	$1.00 — $1.15

(1)	Per share guidance is based upon diluted shares of 25,709,879 as of July 15, 2004.

For fiscal 2004, the Company anticipates actual cash tax payments to be far less than taxes accrued under generally accepted accounting principles based upon utilization of currently available NOLs. Currently, the Company estimates its effective tax rate to be approximately 35% for the balance of fiscal 2004, assuming current tax rates.

About j2 Global Communications

Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 1,350 cities in 20 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAX®, eFax Corporate®, Electric Mail®, jBlast®, eFax BroadcastTM, PaperMaster®, ConsensusTM, M4 Internet® and Protofax®. As of June 30, 2004, j2 Global had achieved 29 consecutive quarters of revenue growth and 10 consecutive quarters of positive earnings. For more information about j2 Global, please visit  www.j2global.com.

For further information contact Christine Brodeur at Socket Media, Inc., at 1-323-829-0556, c.brodeur@socketmedia.com, for j2 Global Communications, Inc.; or Jeff Adelman of j2 Global Communications, Inc., at 1-323-372-3617, press@j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 15, 2004, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Business Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.

J2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2004	2003	2004	2003

Revenues
Subscriber	$25,063	$16,307	$47,125	$30,761
Advertising	647	609	1,408	1,221
Licensing and Other	121	121	240	263

Total revenue	25,831	17,037	48,773	32,245
Cost of revenues	4,063	3,247	7,703	6,257

Gross profit	21,768	13,790	41,070	25,988

Operating expenses:
Sales and marketing	4,767	2,866	8,546	5,376
Research, development and engineering	1,264	1,023	2,314	2,049
General and administrative	4,734	3,743	9,216	7,211

Total operating expenses	10,765	7,632	20,076	14,636

Operating earnings	11,003	6,158	20,994	11,352
Other income, net	352	69	538	143

Earnings before income taxes	11,355	6,227	21,532	11,495
Income tax expense	3,866	280	7,644	515

Net earnings	$7,489	$5,947	$13,888	$10,980

Basic net earnings per share	$0.32	$0.26	$0.60	$0.49

Diluted net earnings per share	$0.29	$0.24	$0.54	$0.44

Basic weighted average shares outstanding	23,211,954	22,619,854	23,166,504	22,455,428

Diluted weighted average shares outstanding	25,584,617	25,203,170	25,524,611	24,880,270

J2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2004	2003

ASSETS
Cash and cash equivalents	$50,925	$46,882
Short-term investments	5,219	8,539
Accounts receivable, net	8,059	5,877
Prepaid expenses and other	2,618	2,571
Deferred income taxes	9,706	10,004

Total current assets	76,527	73,873
Long-term investments	18,026	8,408
Property and equipment, net	6,921	6,594
Goodwill	19,104	15,616
Other purchased intangibles, net	8,613	2,320
Other assets	294	329
Deferred income taxes	5,716

TOTAL ASSETS	$129,485	$112,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$5,016	$4,010
Deferred revenue	5,345	4,698
Current portion of long-term debt	553	1,022

Total current liabilities	10,914	9,730
Long-term debt	260	221

Total liabilities	11,174	9,951
Total stockholders' equity	118,311	102,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$129,485	$112,856

J2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2004	2003	2004	2003

Cash flows from operating activities:
Net earnings	$7,489	$5,947	$13,888	$10,980
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	1,137	1,015	2,165	1,934
Non-cash income tax expense	203
Compensation in exchange for note reduction	44	43	87	87
Deferred income taxes	2,765		6,013
Tax benefit of non-qualifying stock option exercises	644		1,013
Decrease (increase) in:
Accounts receivable	(582)	(448)	(1,819)	(107)
Interest receivable	(31)	25	(48)	6
Prepaid expenses	303	244	677	487
Other assets		(8)	(295)	(99)
(Decrease) increase in:
Accounts payable	1,034	1,154	975	(490)
Deferred revenue	241	570	640	849

Net cash provided by operating activities	13,044	8,542	23,296	13,850

Cash flows from investing activities:
Redemption (purchase) of investments	(2,779)	(2,079)	(6,222)	(2,079)
Purchases of property and equipment	(1,442)	(1,414)	(1,761)	(1,714)
Proceeds from sale of equipment				73
Acquisition of business, net of cash received	(178)		(6,198)	(175)
Purchase of intangible asset	(4,745)	(200)	(4,819)	(200)
Advances under note receivable		(11)		(22)
Repayment of note receivable		500		520

Net cash used in investing activities	(9,144)	(3,204)	(19,000)	(3,597)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	97	88	211	178
Exercise of stock options and warrants	243	592	367	1,849
Repayments of long-term debt and capital leases	(307)	(319)	(834)	(629)

Net cash provided by (used in) financing activities	33	361	(256)	1,398

Effect of exchange rate on cash and cash equivalents	3		3

Net increase in cash	3,936	5,699	4,043	11,651
Cash and cash equivalents, beginning of period	46,989	38,729	46,882	32,777

Cash and cash equivalents, end of period	$50,925	$44,428	$50,925	$44,428

J2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED RECONCILIATION OF FREE CASH FLOW
(IN THOUSANDS)

Free Cash Flow amount is not meant as a substitute for GAAP, but is solely for information purposes. The following table illustrates the adjustments and reconciles Free Cash Flow data to that reported in the financial statements.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2004	2003	2004	2003

Net cash provided by operating activities	$13,044	$8,542	$23,296	$13,850
Deduct:
Purchases of property and equipment	(1,442)	(1,414)	(1,761)	(1,714)

Free Cash Flow (1)	$11,602	$7,128	$21,535	$12,136

(1)	Free Cash Flow represents cash flow from operations calculated in accordance with generally accepted accounting principles (“GAAP”) after deducting purchases of property and equipment. The Company believes that Free Cash Flow is a useful measure of operating performance because it better reflects the resources generated that could be utilized for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. Free Cash Flow is not determined in accordance with GAAP and should not be considered as an alternative to historical financial results presented in accordance with GAAP.